Exhibit 99.1

NEWS BULLETIN

For Immediate Release

Federal Circuit Court vacates award against CalAmp; remands case to District Court

Omega Patents LLC infringement and damages award vacated by Federal Circuit and remanded for new trial.

IRVINE, Calif, April 11, 2019 — CalAmp (Nasdaq: CAMP), a technology solutions pioneer leading transformation in a global connected economy, today announced that on Monday, April 8, 2019, the U.S. Court of Appeals for the Federal Circuit (the “Federal Circuit”) vacated the compensatory damages, enhanced damages, and attorney’s fees awarded by the trial court to the plaintiff, Omega Patents LLC.  The Federal Circuit also set aside the jury’s verdict that CalAmp’s alleged infringement was willful, and remanded the case for a new trial.  Omega filed its patent infringement lawsuit against CalAmp in December 2013, alleging that CalAmp’s vehicle tracking devices infringed its technology.

“We are very pleased with the ruling from the Federal Circuit.  We stayed the course over these past sixty-four months to defend our products, and we will continue to do so in the new trial the Federal Circuit has ordered,” said CalAmp president and CEO, Michael Burdiek.  “In parallel, we also initiated ex parte reexamination proceedings in the U.S. Patent and Trademark Office seeking to invalidate a number of Omega’s patents involved in the litigation. Those proceedings are ongoing, and we believe they will confirm our view that those patents should never have issued.”

About CalAmp

CalAmp (Nasdaq: CAMP) is a technology solutions pioneer transforming the global connected economy. We help reinvent businesses and improve lives around the globe with technology solutions that streamline complex IoT deployments and bring intelligence to the edge. Our software applications, scalable cloud services, and intelligent devices collect and assess business-critical data from mobile assets, cargo, companies, cities and people. We call this The New How, powering autonomous IoT interaction, facilitating efficient decision making, optimizing resource utilization, and improving road safety. CalAmp is headquartered in Irvine, California and has been publicly traded since 1983. For more information, visit calamp.com, or LinkedIn, Twitter, YouTube, or CalAmp Blog.

CalAmp and the CalAmp logo are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries, and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and often address future events or the future performance of CalAmp. Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to materially differ. Potential risks and uncertainties include, but are not limited to, the outcome of pending or future litigation including the Omega retrial, the outcome of our proceedings at the U.S. Patent and Trademark Office, the cost of litigation, and the other risk factors set forth from time to time in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K and our periodic filings, copies of which are available free of charge at the SEC’s website at www.sec.gov.  All forward-looking statements in this news release reflect our opinions only as of the date of this release.  These statements are not guarantees of future performance and actual results could differ materially from our current expectations. CalAmp undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events. These forward-looking statements represent CalAmp’s estimates and assumptions only as of the date made, and except as required by law, CalAmp undertakes no obligation to revise or update any forward-looking statements for any reason.

Media Inquiries

Sophia Xepoleas

Merritt Group for CalAmp

Xepoleas@merrittgrp.com

Investor Inquiries

Nicole Noutsios

NMN ADVISORS for CalAmp

510.315.1003

calamp@nmnadvisors.com